SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2012

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On December 7, 2012, the Brothers Brook Foundation (the “Foundation”), a charitable foundation controlled by Jeffery H. Boyd, President and Chief Executive Officer of priceline.com Incorporated (“priceline.com”), entered into a stock trading plan implemented pursuant to Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended (the “Plan”).

The Plan provides for the sale of up to 15,000 shares of priceline.com common stock starting on the second business day following the first filing by priceline.com of an annual or quarterly report on Form 10-K or 10-Q that occurs after notification and approval by the Internal Revenue Service that the Foundation qualifies as a tax-exempt private foundation. Thereafter, subsequent sales will occur on the second business day following the filing by priceline.com of each annual or quarterly report on Form 10-K or 10-Q until all shares subject to the Plan are sold.

As of December 10, 2012, Mr. Boyd beneficially owned 192,080 shares of priceline.com common stock. Under the terms of the Plan, Mr. Boyd will have no discretion or control over the timing or effectuation of the sales.

A table summarizing the pre-arranged trading plans adopted by each of priceline.com's “Section 16” Officers and Directors is available on the Investor Relations section of priceline.com's website (www.priceline.com) under the tab “Corporate Governance.” The Company intends to update the table following the closing of its trading window each quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
Name: Daniel J. Finnegan
Title: Chief Financial Officer

Date:  December 11, 2012